UNCONDITIONAL GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT is executed as of November 8, 2004, by GMH COMMUNITIES TRUST, a Maryland real estate investment trust (“Guarantor”), for the benefit of the Credit Parties defined below.  Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement  (as defined below).

R E C I T A L S:

1.             GMH Communities, LP, a Delaware limited partnership (“GMH Operating Partnership”), and each of the Subsidiary Borrowers (GMH Operating Partnership and the Subsidiary Borrowers are collectively, “Borrowers” and individually a “Borrower”) may from time to time be indebted to Credit Parties pursuant to that certain Credit Agreement dated of even date herewith (herein referred to, together with all amendments, modifications, restatements, or supplements thereof, as the “Credit Agreement”), by and between Borrowers, Guarantor, Bank of America, N.A., a national banking association (“Administrative Agent”), as Administrative Agent, and Lenders defined therein (Administrative Agent and Lenders, together with their respective successors and assigns are herein called “Credit Parties”).

2.             The Credit Parties are not willing to make loans under the Credit Agreement or otherwise extend credit to Borrowers unless Guarantor unconditionally guarantees payment of all present and future indebtedness and obligations of Borrowers to Credit Parties under the Credit Agreement and the Loan Documents.

3.             Guarantor will benefit from Credit Parties’ extension of credit to Borrowers.

NOW, THEREFORE, as an inducement to Credit Parties to enter into the Credit Agreement and to make loans to Borrowers thereunder, and to extend such credit to Borrowers as Credit Parties may from time to time agree to extend, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor hereby guarantees payment of the Guaranteed Obligations (hereinafter defined) as more specifically described hereinbelow in Section 1 and hereby agrees as follows:

1.             Guaranty.   Guarantor hereby absolutely and unconditionally guarantees, as a guarantee of payment and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of each Borrower to Credit Parties arising under the Credit Agreement and all instruments, agreements and other documents of every kind and nature now or hereafter executed in connection with the Credit Agreement (including all renewals, extensions and modifications thereof and all costs, attorneys’ fees and expenses incurred by Lender in connection with the collection or enforcement thereof) (collectively, the “Guaranteed Obligations”).  The Administrative Agent’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations.  This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of Guarantor under this Guaranty.  The obligations of Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.

2.             No Setoff or Deductions; Taxes.   Guarantor represents and warrants that it is incorporated and resident in the United States of America. All payments by Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes. If Guarantor must make a payment under this Guaranty, Guarantor represents and warrants that it will make the payment from one of its U.S. resident offices to Credit Parties so that no withholding tax is imposed on the payment.  If notwithstanding the foregoing, Guarantor makes a payment under this Guaranty to which withholding tax applies, or any taxes (other than taxes on net income (a) imposed by the country or any subdivision of the country in which any Credit Party’s principal office or actual lending office is located and (b) measured by the United States taxable income Credit Parties would have received if all payments under or in respect of this Guaranty were exempt from taxes levied by Guarantor’s country) are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this Paragraph 2, Guarantor shall pay all such taxes to the relevant authority in accordance with applicable law such that Lender receives the sum it would have received had no such deduction or withholding been made and shall also pay to Credit Parties, on demand, all additional amounts which Credit Parties specify as necessary to preserve the after-tax yield Credit Parties would have received if such taxes had not been imposed.  Guarantor shall promptly provide Administrative Agent with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.

3.             No Termination.   This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of Credit Parties or facilities provided by Credit Parties with respect to the Guaranteed Obligations are terminated.  At Lender’s option, all payments under this Guaranty shall be made to Administrative Agent’s office in U.S. Dollars.

4.             Waiver of Notices.   Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. Guarantor further waives presentment, protest, notice, dishonor or default, demand for payment and any other notices to which Guarantor might otherwise be entitled.

5.             Subrogation.   Guarantor shall exercise no right of subrogation, contribution or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of Credit Parties or facilities provided by Credit Parties with respect to the Guaranteed Obligations are terminated.  If any amounts are paid to Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of Credit Parties and shall forthwith be paid to Credit Parties to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

6.             Waiver of Suretyship Defenses.   Guarantor agrees that Administrative Agent on behalf of Lenders may, at any time and from time to time, and without notice to Guarantor, make any agreement with any Borrower or with any other person or entity liable on any of the Guaranteed Obligations or providing collateral as security for the Guaranteed Obligations, for the extension, renewal, payment, compromise, discharge or release of the Guaranteed Obligations or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations or the provision of collateral, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of Guarantor under this Guaranty.  Guarantor waives any defense arising by reason of any disability or other defense of any Borrower or any other guarantor, or the cessation from any cause whatsoever of the liability of any Borrower, or any claim that Guarantor’s obligations exceed or are more burdensome than those of any Borrower and waives the benefit of any statute of limitations affecting the liability of Guarantor hereunder.  Guarantor waives any right to enforce any remedy which any Credit Party now has or may hereafter have against any Borrower and waives any benefit of and any right to participate in any security now or hereafter held by Credit Parties.  Further, Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of Guarantor.

7.             Exhaustion of Other Remedies Not Required.   The obligations of Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations.  Guarantor waives diligence by Credit Parties and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring Credit Parties to exhaust any right or remedy or to take any action against any Borrower, any other guarantor or any other person, entity or property before enforcing this Guaranty against Guarantor.

8.             Reinstatement.   Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligations is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or any other person or entity or otherwise, as if such payment had not been made and whether or not Administrative Agent is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

9.             Subordination.   Guarantor hereby subordinates the payment of all obligations and indebtedness of each Borrower owing to Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of each Borrower to Guarantor as subrogee of Credit Parties or resulting from Guarantor’s performance under this Guaranty, to the indefeasible payment in full of all Guaranteed Obligations. If Administrative Agent so requests, any such obligation or indebtedness of any Borrower to Guarantor shall be enforced and performance received by Guarantor as trustee for Lender and the proceeds thereof shall be paid over to Lender on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of Guarantor under this Guaranty.

10.          Information.   Guarantor agrees to furnish promptly to Administrative Agent any and all financial or other information regarding Guarantor or its property as Administrative Agent may reasonably request in writing.

11.          Stay of Acceleration.   In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy or reorganization of any Borrower or any other person or entity, or otherwise, all such amounts shall nonetheless be payable by Guarantor immediately upon demand by Administrative Agent.

12.          Expenses.   Guarantor shall pay on demand all out-of-pocket expenses (including reasonable attorneys’ fees and expenses and the allocated cost and disbursements of internal legal counsel) in any way relating to the enforcement or protection of Credit Parties’ rights under this Guaranty, including any incurred in the preservation, protection or enforcement of any rights of Credit Parties in any case commenced by or against Guarantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.  The obligations of Guarantor under the preceding sentence shall survive termination of this Guaranty.

13.          Amendments.   No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by Administrative Agent and Guarantor.

14.          No Waiver; Enforceability.   No failure by Credit Parties to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.  The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

15.          Assignment; Governing Laws; Jurisdiction.   This Guaranty shall (a) bind Guarantor and its successors and assigns, provided that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Administrative Agent (and any attempted assignment without such consent shall be void), (b) inure to the benefit of Credit Parties and their successors and assigns and Credit Parties may, without notice to Guarantor and without affecting Guarantor’s obligations hereunder, assign or sell participations in the Guaranteed Obligations and this Guaranty, in whole or in part, and (c) be governed by the internal laws of the State of New York.  Guarantor hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in New York, New York in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith.  Service of process by Credit Parties in connection with such action or proceeding shall be binding on Guarantor if sent to Guarantor by registered or certified mail at its address specified in Section 10.02 of the Credit Agreement.  Guarantor agrees that Credit Parties may disclose to any prospective purchaser and any purchaser of all or part of the Guaranteed Obligations any and all information in Credit Parties’ possession concerning Guarantor, this Guaranty and any security for this Guaranty.

16.          Condition of Borrowers.   Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each Borrower such information concerning the financial condition, business and operations of such Borrower as Guarantor requires, and that Credit Parties have no duty, and Guarantor is not relying on Credit Parties at any time, to disclose to Guarantor any information relating to the business, operations or financial condition of any Borrower.

17.          Setoff.   If and to the extent any payment is not made when due hereunder, Credit Parties may setoff and charge from time to time any amount so due against any or all of Guarantor’s accounts or deposits with Credit Parties.

18.          Other Guarantees.   Unless otherwise agreed by Administrative Agent and Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by Guarantor for the benefit of Credit Parties or any term or provision thereof.

19.          Representations and Warranties.   Guarantor represents and warrants that (i) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (ii) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms; (iii) the making and performance of this Guaranty does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected; (iv) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect; (v) by virtue of its relationship with Borrowers, the execution, delivery and performance of this Guaranty is for the direct benefit of Guarantor and it has received adequate consideration for this Guaranty; and (vi) the financial information, that has been delivered to Administrative Agent by or on behalf of Guarantor, is complete and correct in all respects and accurately presents the financial condition and the operational results of Guarantor and since the date of the most recent financial statements delivered to Administrative Agent, there has been no material adverse change in the financial condition or operational results of Guarantor.

20.          WAIVER OF JURY TRIAL; FINAL AGREEMENT.   TO THE EXTENT ALLOWED BY APPLICABLE LAW, GUARANTOR AND CREDIT PARTIES EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON OR ARISING OUT OF THIS GUARANTY.  THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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GUARANTOR:

GMH COMMUNITIES TRUST,
a Maryland real estate investment trust, as Guarantor

By:	GARY M. HOLLOWAY
Name:	Gary M. Holloway
Title:	President, Chief Executive Officer